AMENDMENT NO. 20

TO THE FIRST RESTATED

MASTER DISTRIBUTION PLAN

(Class R Shares)

The First Restated Master Distribution Plan (the “Plan”), dated as of August 18, 2003, and as subsequently amended, and as restated the 20th day of September, 2006, pursuant to Rule 12b-1, is hereby amended, effective December 16, 2013, as follows:

WHEREAS, the parties desire to amend the Plan to add Invesco All Cap Market Neutral Fund, Invesco Global Market Neutral Fund, Invesco Global Targeted Returns Fund, Invesco Long/Short Equity Fund, Invesco Low Volatility Emerging Markets Fund, Invesco Macro International Equity Fund and Invesco Macro Long/Short Fund;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

“SCHEDULE A

TO

FIRST RESTATED

MASTER DISTRIBUTION PLAN

(CLASS R SHARES)

(DISTRIBUTION AND SERVICE FEES)

The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class R Shares of each Portfolio designated below, a Distribution Fee and a Service Fee determined by applying the annual rate set forth below as to the Class R Shares of each Portfolio to the average daily net assets of the Class R Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class R Shares of the Portfolio.

AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio — Class R Shares

Invesco Core Plus Bond Fund	0.25%	0.25%	0.50%
Invesco Floating Rate Fund	0.25%	0.25%	0.50%
Invesco Low Volatility Equity Yield Fund	0.25%	0.25%	0.50%
Invesco American Franchise Fund	0.25%	0.25%	0.50%

AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio — Class R Shares

Invesco Charter Fund	0.25%	0.25%	0.50%
Invesco Constellation Fund	0.25%	0.25%	0.50%
Invesco Diversified Dividend Fund	0.25%	0.25%	0.50%

AIM FUNDS GROUP (INVESCO FUNDS GROUP)	Minimum Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio — Class R Shares

Invesco Global Core Equity Fund	0.25%	0.25%	0.50%
Invesco Small Cap Equity Fund	0.25%	0.25%	0.50%

AIM GROWTH SERIES (INVESCO GROWTH SERIES)	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio — Class R Shares

Invesco Balanced-Risk Retirement Now Fund	0.25%	0.25%	0.50%
Invesco Balanced-Risk Retirement 2020 Fund	0.25%	0.25%	0.50%
Invesco Balanced-Risk Retirement 2030 Fund	0.25%	0.25%	0.50%
Invesco Balanced-Risk Retirement 2040 Fund	0.25%	0.25%	0.50%
Invesco Balanced-Risk Retirement 2050 Fund	0.25%	0.25%	0.50%
Invesco Global Low Volatility Equity Yield Fund	0.25%	0.25%	0.50%
Invesco Growth Allocation Fund	0.25%	0.25%	0.50%
Invesco Income Allocation Fund	0.25%	0.25%	0.50%
Invesco International Allocation Fund	0.25%	0.25%	0.50%
Invesco Mid Cap Core Equity Fund	0.25%	0.25%	0.50%
Invesco Moderate Allocation Fund	0.25%	0.25%	0.50%
Invesco Conservative Allocation Fund	0.25%	0.25%	0.50%
Invesco Small Cap Growth Fund	0.25%	0.25%	0.50%

AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio — Class R Shares

Invesco European Growth Fund	0.25%	0.25%	0.50%
Invesco International Core Equity Fund	0.25%	0.25%	0.50%
Invesco Global Opportunities Fund	0.25%	0.25%	0.50%
Invesco Select Opportunities Fund	0.25%	0.25%	0.50%
Invesco International Growth Fund	0.25%	0.25%	0.50%

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio — Class R Shares

Invesco All Cap Market Neutral Fund	0.25%	0.25%	0.50%
Invesco Balanced-Risk Allocation Fund	0.25%	0.25%	0.50%
Invesco Balanced-Risk Commodity Strategy Fund	0.25%	0.25%	0.50%
Invesco Emerging Market Local Currency Debt Fund	0.25%	0.25%	0.50%
Invesco Emerging Markets Equity Fund	0.25%	0.25%	0.50%
Invesco Endeavor Fund	0.25%	0.25%	0.50%
Invesco Global Market Neutral Fund	0.25%	0.25%	0.50%
Invesco Global Markets Strategy Fund	0.25%	0.25%	0.50%
Invesco Global Targeted Returns Fund	0.25%	0.25%	0.50%
Invesco Long/Short Equity Fund	0.25%	0.25%	0.50%
Invesco Low Volatility Emerging Markets Fund	0.25%	0.25%	0.50%
Invesco Macro International Equity Fund	0.25%	0.25%	0.50%
Invesco Macro Long/Short Fund	0.25%	0.25%	0.50%
Invesco Premium Income Fund	0.25%	0.25%	0.50%
Invesco Small Companies Fund	0.25%	0.25%	0.50%

AIM INVESTMENT SECURITIES FUNDS (INVESCO INVESTMENT SECURITIES FUNDS)	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio — Class R Shares

Invesco Global Real Estate Fund	0.25%	0.25%	0.50%
Invesco Money Market Fund	0.15%	0.25%	0.40%
Invesco Real Estate Fund	0.25%	0.25%	0.50%
Invesco Short Term Bond Fund	0.25%	0.25%	0.50%
Invesco U.S. Government Fund	0.25%	0.25%	0.50%

AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)	Minimum Asset Based Sales Charge	Maximum Service Fee	Maximum Aggregate Fee
Portfolio — Class R Shares

Invesco Value Opportunities Fund	0.25%	0.25%	0.50%”

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: December 16, 2013

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